Exhibit 99.1

Global Partner Acquisition Corp II Announces Pricing of $275 Million Upsized Initial Public Offering

New York, NY, Jan. 11, 2021 (GLOBE NEWSWIRE) -- Global Partner Acquisition Corp II (“GPAC II” or the “Company”), a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, today announced the pricing of its initial public offering of 27,500,000 units at a price of $10.00 per unit. Although the Company may pursue a business combination target in any business, industry or sector, the Company intends to focus its efforts on completing a business combination with a company in one of the following sectors: consumer; food; branded products; e-commerce and retail disruptors; and the consumerization of healthcare, as well as certain service sectors and the technology driving changes across these sectors and related industries.

The units will be listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the ticker symbol “GPACU” beginning January 12, 2021. Each unit consists of (i) one Class A ordinary share, (ii) one-sixth of one redeemable warrant and (iii) the contingent right to receive, in certain circumstances, another one-sixth of one redeemable warrant at the time of the Company’s initial business combination. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “GPAC” and “GPACW”, respectively. The offering is expected to close on January 14, 2021, subject to customary closing conditions.

UBS Securities LLC and RBC Capital Markets, LLC are acting as joint book running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,500,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained from UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, or by telephone at (888) 827-7275 or email at ol-prospectusrequest@ubs.com, or RBC Capital Markets, LLC, Attention: Equity Syndicate, 200 Vesey Street, 8th Floor, New York, NY 10281, or by telephone at (877) 822-4089 or email at equityprospectus@rbccm.com.

A registration statement relating to the securities became effective on January 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This communication contains statements that constitute “forward-looking statements,” including with respect to the closing of the Company’s proposed initial public offering and the anticipated use of the net proceeds from the offering. No assurance can be given that the offering will be completed on the terms described, or at all, or that the net proceeds will be used as indicated. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus relating to the offering, as filed with the U.S. Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements after the date of this release, except as required by law.

About Global Partner Acquisition Corp II

Global Partner Acquisition Corp II is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue a business combination target in any business, industry or sector, the Company intends to focus its efforts on completing a business combination with a company in one of the following sectors: consumer; food; branded products; e-commerce and retail disruptors; and the consumerization of healthcare, as well as certain service sectors and the technology driving changes across these sectors and related industries. The Company believes that its combined team’s capabilities were demonstrated in the sourcing and completion of the GPAC I merger with Purple Innovation Inc., as well as the team’s significant work with Purple since the closing of that merger.

Contacts

Global Partner Acquisition Corp II
Paul Zepf
(917) 244-4880